EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                            1100 New York Avenue, NW
                             Ninth Floor East Tower
                              Washington, DC 20005
                               Tel: (202) 861-3000



                                              September 15, 1998



Micro-Integration Corp.
One Science Park
Frostburg, Maryland  21532


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:


     With reference to the Registration Statement on Form S-8 to be filed by Micro-Integration Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 150,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated 1994 Stock Plan of Micro-Integration Corp. (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                              Very truly yours,

                                              /s/ PILLSBURY MADISON & SUTRO LLP